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                                                                     EXHIBIT 5.1


           [LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P. LETTERHEAD]


                                 March 24, 1998

American Industrial Properties REIT
6210 North Beltline Road
Suite 170
Dallas, Texas 75063

         Re: Legality of Securities to be Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, (the "Securities Act"), of 1,000,000 Common Shares of Beneficial Interest, par value $.10 per share (the "Common Shares"), of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), that may be issued by the Trust pursuant to the Trust's Dividend Reinvestment and Share Purchase Plan (the "Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, Trust records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Third Amended and Restated Declaration of Trust of the Trust and the Fifth Amended and Restated Bylaws of the Trust, as amended to date, (b) minutes of the proceedings of the Board of Trust Managers of the Trust, and (c) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Trust or representatives or officers thereof.
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American Industrial Properties REIT
March 24, 1998
Page 2

         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.

         Based upon the foregoing, we are of the opinion that when the Common Shares have been issued and paid for in accordance with the terms of the Plan and pursuant to the Registration Statement, such Common Shares will be validly issued, fully paid and non-assessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.

         This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

         We hereby consent to being named as counsel to the Trust in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. We are furnishing this letter to you in connection with the filing of the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.



                               Very truly yours,

                               /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                               LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.